                                                                      EXHIBIT 21



                                                       Jurisdiction of
Name of Subsidiary                                      Incorporation
------------------                                    -----------------

ADP Atlantic, Inc.                                        Delaware
ADP Claims Solutions Group, Inc.                          Delaware
ADP Deutschland Autonom Computer AG                        Germany
ADP Nederland B.V.                                     The Netherlands
ADP Central, Inc.                                         Delaware
ADP Credit Corp.                                          Delaware
ADP Dealer Services Ltd.                              Canada (Federal)
ADP East, Inc.                                            Delaware
ADP Europe S.A.                                            France
ADP Financial Information Services, Inc.                  Delaware
ADP Financial Information Services (UK) Limited        United Kingdom
ADP, Inc.                                                 Delaware
ADP Insurance Company, Ltd.                               Delaware
ADP Network Services International, Inc.                  Delaware
Automatic Data Processing Limited                      United Kingdom
ADP of New Jersey, Inc.                                   Delaware
ADP of North America, Inc.                                Delaware
ADP Pacific, Inc.                                         Delaware
ADP Savings Association                                 Pennsylvania
ADP Tax Services, Inc.                                    Delaware
ADP Broker-Dealer, Inc.                                  New Jersey
Securities Industry Software Corporation                  Colorado
ADP Hollander, Inc.                                       Delaware
ADP of Roseland, Inc.                                     Delaware
Peachtree Software, Inc.                                  Delaware
The Application Group, Inc.                              California
Canadian Automatic Data Processing Services Ltd.      Canada (Federal)
Taylorix AG                                               Germany



In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 1997.